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                              [PNCCPAs LETTERHEAD]
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               Consent of Independent Certified Public Accountant


We have previously issued our report dated May 27, 1998, except for Note 11 as to which the date is July 22, 1998, on the consolidated financial statements, incorporated herein by reference of the Registrant and its previously filed SB-2 Registration Statement. Our report covered the financial position of Aqua Clara Bottling and Distribution, Inc. and Subsidiary as of April 4, 1998 and the results of its operations and its cash flows for the years ended April 4, 1998 and March 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission by the Registrant.



/s/  Pender Newkirk & Company
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Certified Public Accountants
Tampa, Florida
June 11, 1999













            PENDER NEWKIRK & COMPANY - CERTIFIED PUBLIC ACCOUNTANTS
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    100 South Ashley Drive, Suite 1650, Tampa, Florida 33602, (813) 229-2321
                  Fax (813) 229-2359, WebSite: www.pnccpa.com
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    Member of Private Companies Practice Section and SEC Practice Section of
               American Institute of Certified Public Accountants